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                                                                    Exhibit 23.9

                        CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 3 (Registration No. 333-41419-99) of this Registration Statement of United Rentals, Inc., (the "Company") on Form S-3, of our report dated April 22, 1998, relating to the financial statements of West Main Rentals and Sales, Incorporated, which appear in the Company's Report on Form 8-K dated December 24, 1998. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


                                Moss Adams LLP
                                Eugene, Oregon
                                January 5, 1999